EXHIBIT 24


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders, which is incorporated by reference in Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated January 26, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our reports dated June 4, 1999 relating to the financial statements, which appears in the Annual Report of the Raytheon Employee Savings and Investment Plan, the Raytheon Savings and Investment Plan, the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees, the Raytheon Savings and Investment Plan for Puerto Rico Based Employees, the Raytheon California Hourly Savings and Investment Plan, the Raytheon Tucson Bargaining Savings and Investment Plan, the Raytheon Salaried Savings and Investment Plan, the Raytheon TI Systems Savings Plan, the Raytheon Savings and Investment Plan (10014) and the E-Systems Inc. Employee Savings Plan on Form 10-K/A for the year ended December 31, 1998.



Pricewaterhouse Coopers LLP

Boston, Massachusetts

December 17, 1999